UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2009

MEXORO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Closing of Debenture Financing

On February 12, 2009 we entered into a Definitive Agreement For Development Of “Cieneguita” Project with Minera Rio Tinto, a private Mexican corporation whose president was a former president of our Company.  The definitive agreement covers project financing of up to USD $9,000,000.  The major points of the agreement are as follows:

1.

Minera Rio Tinto (“MRT”) and/or its investors will subscribe for up to USD$1 million of a secured convertible debenture at 8% interest (payable in stock or cash).  The debenture is convertible into units at $0.60 per unit.  Each unit comprises 2 common shares and 1 warrant.  Each warrant is exercisable at $0.50 per share for a period of 3 years.  The placement will be used for continued exploration of our properties and general working capital.  To date, MRT has contributed $600,000 of the $1 million and is expected to continue contributing to Mexoro at the rate of $150,000 per month.

2.

MRT is to provide the necessary working capital to begin and maintain mining operations estimated to be $3,000,000 used for the purpose of putting the Cieneguita property into production.  MRT will spend 100% of the money to earn 75% of the net cash flow from production.  The agreement will limit the mining to the mineralized material that is available from surface to a depth of 15 meters or approximately 10% of the mineralized material found to date.

3.

MRT will spend up to USD $5 million to take the Cieneguita property through the feasibility stage.  In doing so, MRT will earn a 60% interest in Mexoro’s rights to the property.  After the expenditure of the $5 million all costs will be shared on a ratio of 60% to MRT and 40% to Mexoro Minerals.  If we elect not to pay our portion of costs after the $5 million has been spent, our position shall revert to a 25% carried interest on the property.

4.

Portions of the joint venture agreement require we obtain consent from Paramount Gold and Silver Corporation, our secured convertible debenture holder or we repay the debenture held by Paramount Gold and Silver Corporation.  Those portions of the agreement that need consent will not be undertaken until such consent is obtained or extinguished by repayment.

5.

The Spanish version of this agreement is the governing agreement in case of dispute between the English version and the Spanish versions.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 12, 2009 we entered into a Definitive Agreement For Development Of “Cieneguita” Project which obligates us to issue a secured convertible debenture bearing interest at 8% per annum to an investor in a principal amount of up to $1,000,000 repayable by December 31, 2010. To date we have issued $600,000 of the $1,000,000 obligation.  It is anticipated that the remaining $400,000 will be issued at the rate of $150,000 per month for the next 2 months and the balance of $100,000 in the third month.  Interest is payable quarterly in either cash or common shares of our company at our option. Payment of interests made in common shares shall be calculated at a 20% discount to the 20 day trading average of the shares as quoted on the OTC BB or other such exchange as the case may be. If the 30 thirty day trading average of the shares as quoted on the OTC BB or other such exchange, before the maturity date is US$0.60 or higher per share, the bond holder will be obligated to convert their debenture into common shares of our company for the amount owed on the convertible debenture at the time of conversion.  The debenture is secured by all of our assets and is subordinate to the security agreement held with Paramount Gold and Silver Corporation.  This debenture is convertible into 6,666,666 shares of our common stock and up to 3,333,333 warrants which are exercisable into shares of our common stock at $0.50 per share.  The warrants have a term of three years from the date that the debenture holder converts the debenture or the portion of the debenture covering those warrants.  A holder of the warrants may exercise those warrants at $0.50 [subject to adjustments upon the occurrence of certain events like stock splits].   The debenture will be issued to a non-US person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

Item 3.02 Unregistered Sale of Equity Securities

On February 12, 2009 we entered into a Definitive Agreement For Development Of “Cieneguita” Project which obligates us to issue a secured convertible debenture bearing interest at 8% per annum to an investor in a principal amount of up to $1,000,000 repayable by December 31, 2010. To date we have issued $600,000 of the $1,000,000 obligation.  It is anticipated that the remaining $400,000 will be issued at the rate of $150,000 per month for the next 2 months and the balance of $100,000 in the third month.  Interest is payable quarterly in either cash or common shares of our company at our option. Payment of interests made in common shares shall be calculated at a 20% discount to the 20 day trading average of the shares as quoted on the OTC BB or other such exchange as the case may be. If the 30 thirty day trading average of the shares as quoted on the OTC BB or other such exchange, before the maturity date is US$0.60 or higher per share, the bond holder will be obligated to convert their debenture into common shares of our company for the amount owed on the convertible debenture at the time of conversion.  The debenture is secured by all of our assets and is subordinate to the security agreement held with Paramount Gold and Silver Corporation.  This debenture is convertible into 6,666,666 shares of our common stock and up to 3,333,333 warrants which are exercisable into shares of our common stock at $0.50 per share.  The warrants have a term of three years from the date that the debenture holder converts the debenture or the portion of the debenture covering those warrants.  A holder of the warrants may exercise those warrants at $0.50 [subject to adjustments upon the occurrence of certain events like stock splits].   The debenture will be issued to a non-US person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1

Definitive Agreement For Development Of “Cieneguita” Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By:  /s/Francisco Quiroz    .

Francisco Quiroz, President

February 17, 2009